UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/07/2008

AUTHENTEC, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33552

Delaware	59-3521332
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

100 Rialto Place

Suite 400

Melbourne, FL 32901

(Address of principal executive offices, including zip code)

(321) 308-1300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2008, AuthenTec, Inc. (“AuthenTec” or the “Company”) issued a press release announcing that Chris Fedde, President and Chief Operating Officer of SafeNet, Inc., has been elected to its Board of Directors. Mr. Fedde, a 25-year veteran of the information security industry, succeeds R. Kent Buchanan on AuthenTec’s six-member Board.

Mr. Buchanan, who also served on the Nominating and Corporate Governance Committee of the Board of Directors, resigned from the Board of Directors on February 7, 2008. Such resignation was not based upon a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Fedde was elected to the Board of Directors, and appointed as a member of the Nominating and Corporate Governance Committee of the Board of Directors, on February 8, 2008.

A copy of the release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

99.1 Press Release dated February 13, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHENTEC, INC.

Date: February 13, 2008	By:	/s/ Frederick R. Jorgenson
Frederick R. Jorgenson
Vice President - General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated February 13, 2008, relating to the election of Chris Fedde.